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                                                                   EXHIBIT 10.30


                        MANUFACTURING/PACKING AGREEMENT

         AGREEMENT executed this 27TH day of SEPTEMBER, 1994, between CALYPTE BIOMEDICAL CORPORATION, a California corporation having a principal place of business at 1440 Fourth Street, Berkeley, California, U.S.A. (hereinafter referred to as the "Company"), and ADI DIAGNOSTICS INC., an Ontario corporation having a principal place of business at 30 Meridian Road, Rexdale, Ontario, Canada, (hereinafter referred to as "ADI"). This Manufacturing/Packing Agreement and the exhibits attached hereto are collectively referred to as the "Agreement".

         WHEREAS, The Company has obtained certain formulae, know-how, technologies and other trade secrets relating to the manufacture and production of the products described in Exhibit A hereto (hereinafter referred to as "Products"); and

         WHEREAS, The Company desires to disclose such formulae, know-how, technologies and trade secrets to ADI and to have the Products manufactured, processed, packed and/or produced by ADI from ingredients and other materials supplied by the Company and/or ADI on a non-exclusive basis; and

         WHEREAS, ADI desires to handle, store and/or process the materials necessary to produce the Products, and to manufacture, process, handle and/or store the Products in accordance with the terms and conditions hereof.


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                                      -2-



                  NOW, THEREFORE, in reliance on the foregoing, and in consideration of the mutual covenants set forth herein and other good and valuable consideration, the Company and ADI hereby agree as follows:


         1. PRODUCTS

                  This Agreement covers the HIV Products set forth in Exhibit A. The Products shall conform to the Company and Government Specifications pursuant to Section 5 ("Specifications") of this Agreement. In the future, Products of similar design and technology may be added to the Agreement after good faith negotiation, by written amendment to this Agreement signed by both the Company and ADI.

         2. PRODUCTION

                  Subject to the Company's obligations in Sections 6 ("Packing Supplies") and 8 ("Ingredients") of this Agreement, ADI agrees to perform all necessary services at its facility in Rexdale (hereinafter referred to as "Plant") and to provide all necessary facilities, equipment and production materials not supplied by the Company to manufacture, test, pack, store and ship the Products for the Company. ADI further agrees not to subcontract any aspect of its obligations as described herein, except the movement of Product by common carrier, without the express written permission of the Company, which permission shall not be unreasonably withheld.


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                                       -3-

         3. QUANTUY

         a) Subject to the Company's obligations in Sections 6 ("Packing Supplies") and 8 ('Ingredients") of this Agreement and to availability, ADI shall maintain sufficient capacity and quantities of supplies to manufacture, assemble, test, and pack, pursuant to the terms and conditions of this Agreement, the projected requirements set forth in Exhibit B hereto for each type of Product.

         b) The parties shall mutually ensure that the manufacturing processes used at ADI can be practically implemented and reasonably expected to meet the anticipated demand. The parties understand that of necessity such processes may differ somewhat from those currently in use by the Company.

         4. PRICE

                  The Company shall pay ADI in accordance with Exhibit A-1.

         5. SPECIFICATIONS

         (a) The Government Spgcifications.

                  ADI shall provide all services pertaining to the manufacturing of the Products in strict accordance with the instructions and specifications established and provided by the Company, as amended from time to time in accordance with this Subsection 5(a) and Subsection 3(b) above (hereinafter referred to as the "Company Specifications"), including but not limited to good manufacturing practice guidelines and industry standards of quality


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                                       -4-


and packaging. The Company represents, covenants and warrants that the Company Specifications and all amendments thereto shall, to the best of the Company's knowledge, be in compliance with all applicable laws and regulations of government regulatory agencies and authorities in countries in which the Company distributes the Product, and shall provide ADI with written assurance of such compliance, signed by a duly authorized officer of the Company upon execution of this Agreement. ADI agrees to inform the Company promptly of any action taken in relation to the Plant and/or the Products by any such government agencies or authorities. The Company Specifications may be amended in writing from time to time by the Company, upon written consent of ADI, which consent shall not be unreasonably withheld, to reflect changes in the Products or in the containers or labels of the Products. The Company shall endeavour to provide to ADI as much advance notice as possible of such changes, and the parties shall agree in writing to a schedule to implement such changes as soon as possible. Inventory purchased by ADI and rendered obsolete by such amendments shall be compensated by the Company at cost plus 15 %, provided however that such inventory was not purchased by ADI after notice from the Company that such inventory would be obsolete. Under no circumstances will ADI be required to purchase new equipment or additional resources as a result of such amendments without reasonable compensation from the Company, which compensation shall be discussed and mutually agreed upon between the parties.


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                                       -5-

         (b) Company Specifications.

                  All Products manufactured, packaged, and assembled by ADI and the vials, bottles and other containers in which they are packaged shall be in compliance with Company Specifications.

         6. PACKING SUPPLIES

                  Subject to the provisions of this Section 6, the Company shall supply to ADI the supplies, including but not limited to kit boxes, plate pouches, package inserts, spacers and desiccants (hereinafter collectively referred to as "Packing Supplies") necessary to pack the quantities of the Products specified in this Agreement. If, with the Company's prior permission, ADI uses alternate materials, such supplies shall be invoiced to the Company as part of the "per kit" fee charged to the Company for ADI's manufacturing, assembly, storage and shipping activities, as specified in Exhibit A-1. In any event, ADI shall demonstrate the reliability of such packing materials to the satisfaction of the Company, prior to their use.

         7. MANUFACTURING PACKING FEES AND INVOICING

         a) ADI shall invoice the Company as specified in this Agreement for all fees due and payable to ADI by the Company pursuant to this Agreement. Packing supplies provided by ADI at the Company's request shall not be billed separately by ADI, but rather, as part of the manufacturing/packing fees. Each invoice shall also include such information as the Company may request to permit cross-reference to other information submitted by ADI


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pursuant to Section 9 (Reports). Upon its written acceptance of a batch of
Products, the Company shall pay such invoices in accordance with the terms specified in Exhibit A-1 of this Agreement. The Company shall determine the acceptability of a batch of Products in no more than ten (10) working days following receipt of sample material and documents from ADI. The Ingredients (as defined in Section 8 hereof) shall be in compliance with all applicable laws and regulations as referenced in Section 5, subsection (a).


         b) All shipping and handling expenses incurred by ADI on the Company's behalf will be billed to the Company on a monthly basis at ADI's cost plus 15 %, but not to exceed cost plus US$500.00 per shipment, in addition to, and separately from the prices per kit billed for manufacturing, assembly, and storage specified in Exhibit A-1. Title to the Product and all risks associated therewith, including shipment, passes to the Company upon written acceptance by the Company of the batch of Product, as set out in Subsection 7(a) hereof. At the Company's request, ADI shall process all shipping claims for shipments made by ADI, on behalf of the Company.

         c) In anticipation of the need for ADI to purchase certain equipment which will enable it to fulfil the obligations described in this Agreement, the Company agrees to pay to ADI upon execution of this Agreement the sum of
            , which is one third of the total estimated capital expenditure. The Company waives any and all claims to ownership of said equipment. In the event
that capital expenses are less than             , then ADI shall reimburse the
Company one third of the difference between the actual expenditure and


Confidential portion has been omitted and filed separately with the Commission
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                                       -7-

the              estimate. In the event that capital expenditures exceed
            , and the Company provides its written acceptance of the proposed. purchases, then the Company will pay to ADI one third of the difference between
the actual costs and the              estimate.


         d) In anticipation of the need for ADI to undertake special start-up activities to fulfil the obligations described in this Agreement, the Company
agrees to pay to ADI the sum of             , in five consecutive monthly
instalments of            , beginning in the month of July, 1994.

         e) At the time that this Agreement is signed, the Company has not made specific commitments to distributors on the minimum remaining shelf-life acceptable for the Product, nor has the Company articulated a policy of its own in this regard. As such policies and commitments are made, the Company shall advise ADI of same immediately and in writing. ADI shall notify the Company in its routine reports of Product or components which are approaching minimum shelf-life, and the Company in turn shall advise ADI on its wishes for disposition of such Product or components. In the event that the Company requests destruction of short-dated Product or components, ADI shall be entitled to bill the Company for all costs associated with the disposition of such short-dated Products at cost plus 15%


Confidential portion has been omitted and filed separately with the Commission
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                                       -8-

         8. INGREDEFNTS

                  Unless otherwise specified, the Company agrees, at its expense, to supply ADI at the Plant with the ingredients set forth in Exhibit F of this Agreement (referred to herein as "Ingredients') necessary for the production of the Products and to deliver such Ingredients to ADI in time to enable ADI to meet its commitments under this Agreement. All Ingredients shall be held by ADI on consignment and at the Company's expense and risk. The Company agrees to maintain at ADI a minimum of two (2) months' anticipated requirement of Company-provided Ingredients. The Company represents, covenants and warrants that to the best of the Company's knowledge, all Ingredients shall be in compliance with all applicable requirements, laws and regulations as referenced in Section 5, subsection (a). The Company agrees to enclose with each shipment of Ingredients supplied by the Company to ADI a Certificate of Analysis.

         9. REPORTS

                  ADI shall deliver to the Company, upon at least fifteen (15) days' written notice specifying the information to be reported, such written reports as the Company shall reasonably require, provided that such information is reasonably available to ADI, in accordance with such submission intervals as the Company shall reasonably require. In addition, ADI shall deliver to the Company monthly production reports which shall include the following information for the month preceding the month of submission of the report: (a) quantity of Ingredients, Packing Supplies and/or ADI packing supplies received and/or used;
(b) quantity and variety of the Products manufactured, packed and/or shipped; and (c)


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                                      -9-


inventories of Ingredients, Packing Supplies and/or ADI's packing supplies and Products stored in ADI's warehouse (hereinafter referred to as "Production Reports").

         10. HANDLING

                  The parties hereto acknowledge the perishability of the Products and Ingredients. ADI shall handle Products and Ingredients in accordance with the Company Specifications, including storing all Products and Ingredients at the temperatures set forth therein. If ADI receives damaged Packing Supplies or Ingredients which were supplied by the Company, ADI shall immediately notify the Company and document such damage, and the Company shall promptly replace all damaged Packing Supplies and Ingredients at the Company's expense. ADI shall not be responsible for any failure to meet a Delivery Date specified by the Company which is due to any such damage.

         11. SHORTAGES AND LOSS ALLOWANCES

                  ADI shall, at all times, be responsible for complying with the Company Specifications relating to the Ingredients, Packing Supplies, Products and all other Company property in ADI's care, custody or control. ADI shall reimburse the Company for any unaccounted for or unauthorized usage, loss, shortage or damage concerning such the Company property, unless ADI can demonstrate to the satisfaction of the Company that ADI received substandard or subweight Ingredients and/or Packing Supplies which were purchased or provided by the Company, except that in manufacturing the Products, ADI shall be


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permitted any processing loss allowances which may be specified in Exhibit C of this Agreement (the "Loss Allowances').

         12. PLACEMENT OF ORDERS

         (a) On a monthly basis the Company shall advise ADI, by letter or fax, of its needs for production for the following three months, the last two months of which are non binding. The Company shall identify on each order a Delivery Date, such date being no less than 45 days after the placement of the order. ADI shall not unreasonably refuse the Company's orders or Delivery Dates, subject to Sections 4, 6, 8 and 10 hereof and to the availability of Company-supplied Ingredients and necessary non-Company supplied ingredients or other supplies. Orders may be placed in such form as the parties may agree upon from time to time, except that the terms and conditions of this Agreement shall always be in force.

         (b) Batch/Lot Size. The Company shall not order any single production batch or lot smaller than 96,000 tests or in excess of 960,000 tests without the written permission of ADI. The only exception to this shall be in the production of the first three lots, which may be as small as 48,000 tests. Each production batch or lot shall be assigned a specific Delivery Date at the time the order is placed, which must be agreed upon in writing by both parties.


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         (c) The Company agrees to place at least one manufacturing order prior to January 1, 1995.

         d) In the event that the Company requires more than one labelling format, the Company shall advise ADI clearly at the time the order is placed of the proportion of Product to be labelled in each format, or alternatively, will advise ADI of the proportion of product to be left temporarily as unlabelled work in process. The Company shall endeavour to limit the number of label formats.

         e) The Company shall provide to ADI the full particulars of Product shipment and shall ensure ADI is provided with such documentation as may be necessary to properly effect shipment. The Company accepts all risks associated with shipment of Product. ADI shall insure shipments in its name at the Company's expense in accordance with the Company's written instructions. ADI shall pursue insurance claims for damaged or lost shipments as necessary.

         13. PRODUCT SHORTAGE ADJUSTMENTS.

                  If shortages of the Products occur which are due to the failure of ADI to manufacture, process, store or handle any ingredients, packing supplies and/or Products in accordance with the Company Specifications, and which shortages are in excess of those allowable under the Loss Allowances set forth in Exhibit C hereto, ADI shall make adjustments in its production schedule to promptly make up all such shortages at its own


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expense after the shortages have been identified, but in no event later than
14 days after the due date specified by the Company for the Products to be packed and available for shipment. Such adjustments shall not be at the expense of meeting any current and future production Delivery Dates.

         14. WARRANTIES

                  (a) ADI represents and warrants that all Products which ADI manufactures, packs and handles and any packing supplies or ingredients which ADI furnishes shall strictly conform with the Company Specifications as referenced in Section 5. EXCEPT FOR THE LATE DELIVERY PENALTIES SET OUT IN EXHIBIT A-1, ADI'S LIABILITY FOR FAILURE TO MANUFACTURE, PACK OR HANDLE ANY PRODUCTS, INGREDIENTS OR PACKING SUPPLIES SHALL BE LIMITED TO THE REPLACEMENT OF SUCH PRODUCTS, PACKING SUPPLIES OR INGREDIENTS OR, AT THE COMPANY'S OPTION, TO REIMBURSEMENT FOR THE COST OF SUCH PRODUCTS, PACKING SUPPLIES OR INGREDIENTS. EXCEPT AS STATED HEREIN, ADI GIVES NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, AND WHETHER STATUTORY OR OTHERWISE, WITH RESPECT TO THE PRODUCTS, PACKING SUPPLIES AND INGREDIENTS INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THOSE ARISING FROM A COURSE OF DEALING OR USAGE OF TRADE. THIS SUBSECTION 14(A) STATES THE ENTIRE LIABILITY OF ADI WITH RESPECT TO THE WARRANTY GIVEN HEREIN. IN NO EVENT SHALL


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ADI BE LIABLE FOR ANY ADDITIONAL DIRECT, INDIRECT OR CONSEQUENTIAL
DAMAGES OF THE COMPANY, INCLUDING, BUT NOT LIMITED TO, DAMAGES
FOR PERSONAL INJURY AND LOSS OF PROFITS.

         (b) The Company represents, covenants and warrants that it possesses all rights, including all patent, trade-mark, trade secret, copyright and other industrial and intellectual property and contractual rights, necessary to enable it to perform its obligations under this Agreement and to permit ADI to perform its obligations hereunder without the consent of any third party..

         15. LICENSES

                  With the exception of those requirements, licenses and permits which ADI currently requires to carry out its activities in Canada and elsewhere, the Company is responsible for complying with the requirements for all licenses and/or permits required by law to permit the parties hereto to perform their respective obligations under this Agreement ('Licenses"). ADI shall use its reasonable efforts to assist the Company in obtaining any such Licenses.

         16. RECALL POLICY

                  The Company shall have the right to recall any Product which the Company has reason to believe may not comply with the Company and Government Specifications, regardless of whether the Product may be harmful to the public. ADI warrants that it


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                                      -14-


possesses the means to enable it or the Company to implement recalls based upon lot numbers of assembled Product and lot numbers of Product ingredients. Such recalls shall be in accordance with the procedures set forth in Exhibit D hereto, which Exhibit may be amended by the Company with the prior written consent of ADI during the term of this Agreement. ADI shall assist the Company by providing such information as may be necessary to implement such recall, at no expense to the Company. Other losses or costs associated with recalls shall be determined in accordance with Section 19 (Indemnifications). Upon notice to do so from the Company, whether verbal, or by fax, ADI shall immediately suspend production of Products which are the subject of the recall until further notice from the Company. Any verbal or fax recall notification shall be confirmed by the Company in writing, sent pursuant to Section 28 (e) (Notice) within forty-eight (48) hours of the verbal or fax notification.


         17. TECHNICAL ASSISTANCE AND SAMPLES.

                  The Company, at its own cost and expense, shall furnish ADI with such instructions as the Company deems necessary to ensure the proper manufacturing and packing of its Products in accordance with the Company Specifications. ADI shall furnish the Company with such number of samples of Product from each production batch packed under this Agreement as are required by the Company Specifications and such other samples of Ingredients, Packing Supplies, and/or ADI ingredients or packing supplies to be used in the Products as the Company may from time to time request for quality evaluation purposes upon receipt by ADI of five (5) working days' written notice of such request.

                  In order to facilitate the transfer of pertinent manufacturing information from the Company to ADI, the Company shall bear the reasonable travel and accommodation expenses to allow up to six ADI representatives to visit the Company's Berkeley facility for a five-day training session. Reimbursement of additional travel costs will be negotiated in good faith as required.

         The Company agrees to provide ADI with such additional written instructions relating to the manufacture, packing and storage of the Products upon ADI's reasonable request, at the Company's expense.

         18. COMPANY INSPECTIONS

                  Upon reasonable advance notice, and at no expense to ADI, representatives of the Company, the Company's customers, and pertinent regulatory agencies shall have access to, and may inspect, the Plant and any other facilities where Packing supplies, Ingredients, Products, and other Company property are produced and/or stored.

         19. INDEMNIFICATIONS

         (a) ADI Indemnification of the CoMagy.

                  Subject to Subsection 19(b) hereof, ADI shall defend, indemnify and hold the Company, its officers, directors, employees, agents and affiliates harmless from and against any and all claims, suits, liabilities, judgments, losses, damages, costs or expenses (including reasonable attorneys' fees and costs, whether incurred for the Company's primary defense or


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for the Company's enforcement of its indemnification rights hereunder) arising out of, or in any way related to: (i) the negligent operation or condition of the Plant; (ii) the negligent preparation, manufacturing, processing, packaging, storing, handling, or like treatment of the Ingredients, Packing Supplies or Products; (iii) the breach of any representations or warranties of ADI contained herein; or (iv) any negligent act, misfeasance, or nonfeasance by ADI or any of its agents, contractors, servants or employees, but excepting any such claim, liability, damage or loss caused directly or indirectly by: the negligence or fault of the Company, defects in the Ingredients or Packing Supplies which existed at the time of delivery thereof to ADI, or defects in the Company Specifications. ADI's obligations hereunder shall survive the termination or expiration of this Agreement. This indemnity will be in addition to any other rights and remedies to which the Company may be entitled by law or equity. For the purposes of this Section 19, "affiliates" shall mean any entity which, directly or indirectly, owns or is owned by ADI to the extent of greater than fifty percent (50%) of the stock or other equity interest thereof.



         (b) The Company's Indemnification of ADL

                  Notwithstanding Section 19 (a) above, the Company shall defend, indemnify and hold ADI, its officers, directors, employees, agents and affiliates harmless from and against any and all claims, suits, liabilities, judgments, losses, damages, costs, or expenses (including reasonable attorneys' fees and costs) arising directly or indirectly out of: (i) the condition of any Ingredients or Packing Supplies supplied by the Company which existed at the time of delivery to ADI; (ii) the proper use of and prescribed adherence to the


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                                      -17-


Company's formulae, Specifications and instructions as set forth in this Agreement; (iii) the infringement by ADI of any patent, trade-mark, trade secret, copyright, confidential information, or other industrial or intellectual property right or contractual right of any third party; and (iv) the use as specified by the Company of any licensed trade-marks, brands, marking labels, or designs. The Company's obligations hereunder shall survive the termination or expiration of this Agreement. This indemnity will be in addition to any other rights and remedies to which ADI may be entitled by law or equity.


         (c) Obligations for Indemnification for Claims of Third Parties.

                  The parties' respective obligations with respect to claims of third parties' under Subsections 19(a) and (b) shall only be effective if: (i) promptly after the party against whom a claim is made is notified of any claim, liability, loss, damage, cost or expense, that party reports the same to the other party by telephone, or fax and the party against whom the claim is made promptly thereafter confirms the same by written notice to the other party pursuant to Section 28 (e) (Notice), which notice shall include all circumstances thereof known to the party against whom the claim is made or its employees; ii) the other party has the right, but not the duty, to participate in the defense and settlement of any such third party claim or litigation with attorneys of the other party's selection without relieving the party against whom the claim is made of any obligation hereunder; and (iii) the party against whom the claim is made cooperates with the other party's investigation and/or defense of any third party claim or suit in which the other party has chosen to participate.


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         20. INSURANCE

         (a) Property Insurance.

                  ADI shall, at its expense, maintain property insurance for the replacement cost of property which is owned by ADI.

         (b) Comprehensive General Liability Insurance.

                  ADI and the Company shall both maintain, at their expense, separate comprehensive general liability insurance, including Products, completed operations and contractual liability insurance, to a limit of not less than Two Million U.S. Dollars ($US 2,000,000), combined single limit, on an occurrence basis. ADI and the Company shall each name each other as additional insured under their respective policies.

         (c) The Company shall maintain property, transit and liability insurance and all other necessary insurance for all Ingredients, Packing Supplies, Products and other property owned by the Company.

         (d) Procedures and Documentation for Insurance.

                  Each party shall furnish to the other certificates of all policies of insurance required hereunder, stipulating that each policy has been endorsed to provide the other party with thirty (30) days' written notice in the event of cancellation, non-renewal, or material change in the coverage. Such certificates shall be furnished within thirty (30) days after execution of this Agreement.

         21. TITLE

                  Title to all Ingredients, Packing Supplies, any other property which the Company supplied to ADI and the Products (hereinafter referred to collectively as "Property") shall remain with the Company at all times and may be transferred only by the Company to another party. ADI agrees to keep all Property stored and located in a manner which will facilitate identification of these items. ADI shall cooperate with the Company in the filing of applicable petitions to notify any potential creditor that the Company holds title to all the items referenced in this Section 21, and that ADI has no legal or equitable interest therein.

         22. CONFIDENTIALITY OF INFORMATION

         (a) Duty of Secrecy and Confidentiality.

                  Each party hereto agrees to keep strictly secret and confidential all information obtained from the other party hereto which is disclosed in confidence to the other party, whether marked confidential or otherwise (the "Confidential Information"); provided, however, that Confidential Information disclosed orally shall be deemed Confidential Information only if the nature or content of the information is set forth in writing and sent to the non-disclosing party within ten (10) business days after disclosure thereof.

         (b) Restriction on Use.

                  The parties hereto agree that they shall not use any Confidential Information for any purpose whatsoever except in the manner expressly provided for in this Agreement, and subject to the limitations and conditions set forth herein. Except as provided in this Agreement, ADI is expressly prohibited from utilizing any information obtained from the Company either for its own benefit, or for the benefit of others. Such information is listed in Exhibits E and G to this Agreement.


         (c) Limitations and Survival of Obligations.

                  The obligations undertaken by the parties hereto pursuant to this Section 22 shall not apply to any Confidential Information which is: (i) obtained from the other party hereto which is or becomes generally available to the public; (ii) obtained independently from other sources, other than in consequence of the wilful or negligent act or omission of either of the parties hereto or their employees; (iii) at the time of disclosure, in the possession of the party to which such information is furnished, as evidenced by its written records; or (iv) acquired, independently developed, discovered or arrived at by the non-disclosing party without use of any Confidential Information received from the other party. Either party may disclose Confidential Information to any of its affiliates provided the same agree to be bound by the terms of this
Section 22. Either party may also disclose Confidential Information if the same is required to be disclosed by law or governmental agencies provided prior written notice is given to the non-disclosing party. The obligations set forth in this Section 22, as so limited, shall survive termination of this Agreement and shall remain in effect and be binding on the parties hereto for a period of five (5) years after the termination of this Agreement. Should any party be obligated to a third party to keep certain information confidential beyond

                                    -21- 21

that period, the obligation of the parties hereto to maintain secrecy of such information shall continue until the party so obligated to a third party is released by the said third party.

         23. ARBITRATION

                  All disputes, controversies or differences arising in respect of this Agreement shall be referred to and shall be finally settled by an arbitration held in Alameda County in the State of California, U.S.A., pursuant to the rules of the American Arbitration Association before a panel of three (3) arbitrators selected in accordance with said rules.

         24. TRADE-MARKS

                  Nothing in this Agreement shall be deemed to constitute or result in an assignment or a license to ADI of any trade-marks, other intellectual property or technology and know-how licensed to, or owned by the Company, or in the creation of any equitable or other interest therein, or to grant ADI any right to use such trade-marks, other intellectual property or technology and know-how licensed to or owned by the Company except in the performance of its obligations under this Agreement. Subject to section 22(c) ADI agrees never to challenge, or to assist in any challenge to, the validity of the Company's trade marks or other intellectual property rights pursuant to said license agreement.


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                                      -22-


         25. TERM AND TERMINATION

         (a) The initial term of this Agreement shall become effective on the date first written above and shall continue in full force and effect for five
(5) years unless terminated by either party with six (6) months written notice thereof.

         (b) Notwithstanding Section 25 (a) hereof, this Agreement will terminate: (i) upon written notice from either party in the event that a default by the other party regarding any of its material obligations hereunder remains uncorrected for a period of ninety (90) days after receipt of written notification by the other party that such default exists; or (ii) immediately upon written notice in the event either party becomes insolvent, files for bankruptcy, or a petition for bankruptcy is filed against it which is not vacated within (90) days, or if either party should file a petition or assignment for the benefit of creditors covering any portion of its assets, or if a receiver or trustee in bankruptcy is appointed.

         (c) Upon expiration of this Agreement or in the event of termination, any and all Property of the Company under the control of ADI shall be returned to the Company or Company's designee within thirty (30) days from the date of expiration or termination, and the Company shall have the right to enter ADI's premises or any other facilities where such Company property is stored within such thirty (30) day period upon five (5) days' written notice to identify and remove the Company Property.